                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                FORM 8-K/A NO. 3

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 19, 1997





                             DEL MONTE FOODS COMPANY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware.                  33-36374-01                13-3542950
----------------------------         -----------          ----------------------
(State or Other Jurisdiction         (Commission             (I.R.S. Employer
      of Incorporation)              File Number)         Identification Number)


            One Market, San Francisco, CA                    94105
      ----------------------------------------             ---------
      (Address of principal executive offices)             (Zip Code)


                                 (415) 247-3000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

               As previously reported in a Quarterly Report of Del Monte Foods Company (the "Company") on Form 10-Q filed November 14, 1997 for the period ended September 30, 1997, the Company and Del Monte Corporation, its wholly owned subsidiary, entered into an Asset Purchase Agreement dated as of November 12, 1997 (the "Agreement") with Nestle USA, Inc. ("Nestle") and its subsidiary Contadina Services, Inc., providing, among other things, for the Company's purchase of certain assets comprising Nestle's U.S. business of manufacturing and marketing certain canned tomato products for the retail, foodservice and industrial markets (the "Acquisition").

               The closing and effective date of the Acquisition was December 19, 1997. The initial purchase price of approximately $197 million was funded by (i) Del Monte Corporation's senior credit facility, as amended and restated as of December 17, 1997 to permit the Acquisition and increase the amount available for borrowing under the credit facility, among Del Monte Corporation, Bank of America National Trust and Savings Association, as Administrative Agent, Bankers Trust Company, as Documentation Agent, and other financial institutions parties thereto; (ii) proceeds from an issuance of 12 1/2% Senior Discount Notes due 2007 under an indenture, dated as of December 17, 1997 between the Company and Marine Midland Bank, as Trustee, (the "Indenture"); and (iii) an equity contribution from the Company's majority shareholder. The Acquisition purchase price was determined in arm's-length negotiations between the parties and was based on their valuation of the assets to be acquired and the associated contractual commitments. This description of the Acquisition is subject to, and is qualified in its entirety by reference to, the provisions of the Agreement, which is filed as an Exhibit to this Current Report on Form 8-K.


               FORWARD-LOOKING STATEMENTS

               STATEMENTS MADE HEREIN THAT ARE FORWARD-LOOKING IN NATURE ARE INTENDED TO BE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
               SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS DESCRIBED HEREIN ARE REASONABLE, THE ACTUAL RESULTS MAY DIFFER MATERIALLY FROM ANY OR ALL ANTICIPATED RESULTS DUE TO FINANCIAL AND OTHER ECONOMIC CONDITIONS AND OTHER RISKS, UNCERTAINTIES AND CIRCUMSTANCES PARTLY OR TOTALLY OUTSIDE THE CONTROL OF THE COMPANY, INCLUDING THOSE ATTRIBUTABLE TO THE CONDITIONS AND TERMS SET FORTH IN THE AGREEMENT, SUCH AS A CONSEQUENCE OF THE DUE DILIGENCE BEING PERFORMED. WORDS SUCH AS "ANTICIPATED," "EXPECT," "ESTIMATE," "PROJECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS.

                             DEL MONTE FOODS COMPANY

                               INDEX TO FORM 8-K/A

Item 7.  Financial Statements and Exhibits

                                                                                   Page No.
                                                                                   --------
        (a)  Financial Statements of Business Acquired.

        The following financial statements of Contadina (a division of Nestle
        USA, Inc.) are filed with this amendment to Del Monte Foods Company (the
        "Company") Form 8-K/A which was previously filed on March 19, 1998.

          Contadina (a division of Nestle USA, Inc.)

                Independent Auditors' Report                                            4

                Combined Balance Sheets at December 31, 1996 and
                  December 18, 1997                                                     5

                Combined Statements of Operations and Divisional Equity for the
                  year ended December 31, 1996 and the period from January 1,
                  1997 through December 18, 1997                                        6

                Combined Statements of Cash Flows for the year ended
                  December 31,1996 and the period from January 1, 1997
                  through December 18, 1997                                             7

                Notes to Combined Financial Statements for the year ended
                  December 31, 1996 and the period from January 1, 1997
                  through December 18, 1997                                             8

                          Independent Auditors' Report

The Board of Directors
Del Monte Foods Company

We have audited the accompanying combined balance sheets of Contadina (a division of Nestle USA, Inc.) as of December 18, 1997 and December 31, 1996 and the related statements of operations, divisional equity, and cash flows for the period January 1, 1997 through December 18, 1997 and for the year December 31, 1996. These financial statements are the responsibility of Del Monte Foods Company management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Contadina (a division of Nestle USA, Inc.) as of December 18, 1997 and December 31, 1996, and the results of its operations and its cash flows for the period January 1, 1997 through December 18, 1997 and for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

                                                   KPMG PEAT MARWICK LLP

March 16, 1998
Los Angeles, California

                                    CONTADINA
                        (A DIVISION OF NESTLE USA, INC.)
                             COMBINED BALANCE SHEETS
                                  (IN MILLIONS)



                                                            DECEMBER 31,  DECEMBER 18,
                                                               1996          1997
                                                            -----------   -----------
ASSETS
Current assets:
      Trade accounts receivable                                 $ 10          $ 17
      Other receivables                                            3            --
      Inventories                                                 92            98
                                                                ----          ----
               TOTAL CURRENT ASSETS                              105           115

Property, plant and equipment                                     94            90
Goodwill                                                          32            31
                                                                ----          ----
               TOTAL ASSETS                                     $231          $236
                                                                ====          ====

LIABILITIES AND DIVISIONAL EQUITY
Current liabilities:
      Accounts payable and accrued expenses                     $ 10          $ 13
      Payable to Nestle USA, Inc.                                 17            52
                                                                ----          ----
               TOTAL CURRENT LIABILITIES                          27            65

Divisional equity                                                204           171
                                                                ----          ----

               TOTAL LIABILITIES AND DIVISIONAL EQUITY          $231          $236
                                                                ====          ====






                   See Notes to Combined Financial Statements.

                                    CONTADINA
                        (A DIVISION OF NESTLE USA, INC.)
                      COMBINED STATEMENTS OF OPERATIONS AND
                                DIVISIONAL EQUITY
                                  (IN MILLIONS)




                                                                     JANUARY 1
                                                      YEAR ENDED      THROUGH
                                                     DECEMBER 31,   DECEMBER 18,
                                                         1996           1997
                                                     ------------   ------------
Net sales                                                $ 160          $ 162
Cost of products sold                                      151            163
                                                         -----          -----
      Gross profit (loss)                                    9             (1)
Selling, advertising, administrative and general
  expense                                                   20             26
                                                         -----          -----

      OPERATING LOSS                                       (11)           (27)

Interest expense                                             6              6
                                                         -----          -----

      NET LOSS BEFORE INCOME TAXES                         (17)           (33)

DIVISIONAL EQUITY, BEGINNING OF PERIOD                     221            204
                                                         -----          -----

DIVISIONAL EQUITY, END OF PERIOD                         $ 204          $ 171
                                                         =====          =====












                   See Notes to Combined Financial Statements.

                                    CONTADINA
                        (A DIVISION OF NESTLE USA, INC.)
                        COMBINED STATEMENTS OF CASH FLOWS
                                  (IN MILLIONS)



                                                                                  JANUARY 1
                                                                   YEAR ENDED      THROUGH
                                                                  DECEMBER 31,   DECEMBER 18,
                                                                      1996          1997
                                                                     ------         ----
OPERATING ACTIVITIES:
  Net loss                                                            $(17)         $(33)
  Adjustments to reconcile net loss to net cash flows used in operating activities:
         Depreciation and amortization                                  12            13
  Changes in operating assets and liabilities:
         Accounts receivable                                             9            (4)
         Inventories                                                   (16)           (6)
         Accounts payable and accrued expenses                           4             3
                                                                      ----          ----

           NET CASH USED IN OPERATING ACTIVITIES                        (8)          (27)

INVESTING ACTIVITIES:
  Capital expenditures                                                 (10)           (8)
  Proceeds from sale of assets                                           1
                                                                      ----          ----

           NET CASH USED IN INVESTING ACTIVITIES                        (9)           (8)

FINANCING ACTIVITIES: Net borrowings from Nestle USA, Inc.              17            35
                                                                      ----          ----

           NET CHANGE IN CASH AND CASH EQUIVALENTS                      --            --
Cash and cash equivalents at beginning of period                        --            --
                                                                      ----          ----

           CASH AND CASH EQUIVALENTS AT END OF PERIOD                 $ --          $ --
                                                                      ====          ====







                   See Notes to Combined Financial Statements.

                                    CONTADINA
                        (A DIVISION OF NESTLE USA, INC.)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 18, 1997
                                  (IN MILLIONS)


NOTE A - ORGANIZATION, OPERATIONS AND BASIS OF PRESENTATION

        General: The accompanying combined financial statements include the accounts of Contadina Services, Inc., a wholly-owned subsidiary of Nestle USA, Inc. ("Nestle") and other divisional accounts related to the Contadina canned tomato business within the culinary division of Nestle ("Contadina") on a carve-out basis, excluding the effects of product lines not acquired (see Note
E). Contadina operates in one business segment which manufactures and markets branded, private label, industrial and foodservice processed tomato products from manufacturing facilities in Hanford, California and Woodland, California. Contadina's products are distributed throughout the United States.

        Contadina does not maintain stand-alone corporate treasury, legal, tax and other similar corporate support functions. Therefore, corporate general and administrative expense and interest expense, as well as certain other expenses (see Note D), are allocated to Contadina from Nestle generally on a proportional basis. Allocations and estimates, as described in Note D, are based on assumptions that Del Monte Foods Company management believes are reasonable. It is impracticable to determine whether such costs are comparable to those which would have been incurred on a stand-alone basis. Long-term debt and income taxes are not allocated by Nestle.

        All purchases of inventory, payroll, capital and other expenditures are funded through Contadina's intercompany account with Nestle. Remittances from sales to customers are collected by Nestle and are accounted for through the intercompany account. Accordingly, Contadina has no cash on a stand-alone basis. Trade receivables and payables do represent the amounts due from/to customers/suppliers at the dates presented.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Inventories: Inventories are stated at the lower of cost (first-in, first-out) or market.

        Property, plant and equipment and depreciation: Property, plant and equipment are stated at cost and depreciated over their estimated useful lives, principally by the straight-line method. Maintenance and repairs are expensed as incurred. Significant expenditures that increase useful lives are capitalized. The ranges of estimated useful lives for computing depreciation are: buildings - 30 years; leasehold improvements - the shorter of useful life or life of lease; and machinery and equipment - 5 to 17 years. Depreciation of plant and equipment and building and leasehold improvements amortization was $11 for the year ended December 31, 1996 and $12 for the period ended December 18, 1997.

                                    CONTADINA
                        (A DIVISION OF NESTLE USA, INC.)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                                  (IN MILLIONS)



        Goodwill: Goodwill represents the excess purchase price over fair value of acquired assets and liabilities. Goodwill is amortized on a straight-line basis over 40 years.

        Fair Value of Financial Instruments: The carrying amount of the Company's financial instruments, which include trade accounts receivable, accounts payable, and accrued expenses, approximates fair value due to the relatively short maturity of such instruments. The carrying amount of the payable to Nestle USA, Inc. approximates fair value due to the regular settlement of this account.

        Cost of Products Sold: Cost of products sold includes raw material, labor, and overhead.

        Royalties: Under a royalty agreement with Nestle S.A. (parent of Nestle and legal entity which owns the Contadina trademarks), royalties are charged for the license of the Contadina trademarks at a rate of 3% of net sales. Royalty expense under this agreement was $5 for both the year ended December 31, 1996 and the period ended December 18, 1997.

        Divisional Equity: Divisional equity includes the combined historical legal capital of Contadina Services, Inc. and profit and losses of Contadina subsequent to December 31, 1995 on a carve-out basis. Pre-1996 results of operations for the acquired product line are not available. Transactions with Nestle for all other intercompany transactions are included in and settled through the intercompany account payable to Nestle.

        Use of Estimates: Certain amounts reported in the financial statements are based on management estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of December 31, 1996 and December 18, 1997, and the reported amounts of income and expenses for the year ended December 31, 1996 and the period ended December 18, 1997. The ultimate resolution of these items may differ from those estimates.

        Change in Accounting Principle: Effective January 1, 1996, Contadina adopted the provisions of SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". The statement requires that assets held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Contadina evaluates impairment based upon undiscounted future cash flows. If such cash flows indicate that long-lived assets may not be recoverable, the loss is measured by discounting cash flows to present value. The statement also requires that all long-lived assets, for which management has committed to a plan to dispose, be reported at the lower of carrying amount or fair value. Contadina does not depreciate long-lived assets held for sale. There was no material effect upon the adoption of this statement.

                                    CONTADINA
                        (A DIVISION OF NESTLE USA, INC.)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                                  (IN MILLIONS)



NOTE C - SUPPLEMENTAL BALANCE SHEET INFORMATION

                                                     DECEMBER 31,  DECEMBER 18,
                                                        1996           1997
                                                        -----          -----
Trade Accounts Receivable:
    Trade                                               $  10          $  17
    Allowance for doubtful accounts                        --             --
                                                        -----          -----
    TOTAL TRADE ACCOUNTS RECEIVABLE                     $  10          $  17
                                                        =====          =====

Inventories:
    Finished product                                    $  60          $  69
    Raw materials and supplies                             35             32
    Other, principally packaging material                   2              2
    Reserves                                               (5)            (5)
                                                        -----          -----
    TOTAL INVENTORIES                                   $  92          $  98
                                                        =====          =====

Property, Plant and Equipment:
    Land and land improvements                          $   4          $   4
    Buildings                                              40             40
    Machinery and equipment                               110            125
    Construction in progress                               10              3
                                                        -----          -----
                                                          164            172
    Accumulated depreciation                              (70)           (82)
                                                        -----          -----
    PROPERTY, PLANT AND EQUIPMENT, NET                  $  94          $  90
                                                        =====          =====

Goodwill:
    Goodwill                                            $  44          $  44
    Accumulated amortization                              (12)           (13)
                                                        -----          -----
    GOODWILL, NET                                       $  32          $  31
                                                        =====          =====

Accounts payable and accrued expenses
    Accounts payable                                    $   6          $   2
    Payroll                                                 1              1
    Marketing                                               1              8
    Other                                                   2              2
                                                        -----          -----
    TOTAL ACCOUNTS PAYABLE AND ACCRUED EXPENSES         $  10          $  13
                                                        =====          =====

                                    CONTADINA
                        (A DIVISION OF NESTLE USA, INC.)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                                  (IN MILLIONS)



NOTE D - CORPORATE ALLOCATIONS AND RELATED PARTY INFORMATION

        Goodwill is associated with the acquisition of Carnation Foods in 1985, the then-parent of Contadina, and was not recorded in the individual business units' accounts. As such, goodwill relating to Contadina has been allocated based on a percentage derived from the tax basis goodwill specifically identified to Contadina in relation to total tax basis goodwill. This relative percentage was then applied to aggregate goodwill to determine book basis goodwill attributable to Contadina. This allocation basis was determined to be reasonable by Del Monte Foods Company management.

        Since invoicing is centralized at Nestle for all business units, customer discounts and unapplied cash related to trade receivables are allocated based on Contadina relative sales dollars on a customer invoice as a percentage of the total sales dollars on the customer invoice. Cash discounts are allocated to Contadina based on Contadina receivables as a percent of total consolidated Nestle receivables. A specific reserve for doubtful accounts is not maintained on a business unit basis. Therefore, a reserve for doubtful accounts was established for Contadina through an allocation of the corporate reserve based on the percentage of Contadina's outstanding receivables to the total Nestle outstanding accounts receivable balance.

        Variable distribution costs are allocated based on the applied usage rate for the respective products. Fixed distribution costs are allocated on an historical average cost per case basis. Allocated distribution costs included in cost of products sold for the year ended December 31, 1996 were $5 and for the period ended December 18, 1997 were $7. Marketing and sales force expense is allocated based on relative Contadina sales dollars to total Nestle sales dollars. The majority of warehousing costs reported are actual costs related to Contadina's two facilities; however, a component of warehousing cost also includes costs allocated from Nestle based on historical average inventory stored at the distribution center.

        General and administrative expenses are, for the most part, allocated by function. Allocated selling, marketing, general and administrative expenses amounted to $12 for the year ended December 31, 1996 and $20 for the period ended December 18, 1997. Benefit costs are allocated at a rate of 40% of gross wages which is representative of total benefit costs (including pension, postretirement benefits, bonus, 401(k) matching contribution and vacation) to total compensation. Interest expense is charged to Contadina based on the end-of-month working capital balance at an intercompany rate equal to 7% for all periods.

        Contadina's sales of product to Nestle were $6 for both the year ended December 31, 1996 and the period ended December 18, 1997. Contadina sales price to Nestle is on a basis that approximates cost.

                                    CONTADINA
                        (A DIVISION OF NESTLE USA, INC.)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                                  (IN MILLIONS)



NOTE E - SALE OF CONTADINA

        On December 19, 1997, Del Monte Foods Company acquired the Contadina canned tomato businesses, including the Contadina trademark worldwide, capital assets and inventory from Nestle and Contadina Services, Inc. for a total purchase price of $197 paid solely in cash, comprised of a base price of $177 and an estimated net working capital adjustment of $20. The purchase price is subject to adjustment based on the final calculation of net working capital as of the closing date. In accordance with the asset purchase agreement dated November 12, 1997 by and among Del Monte Foods Company, Del Monte Corporation ("DMC"), and Nestle USA, Inc., Nestle has provided its calculation of the net working capital which would result in a payment to DMC of approximately $2. DMC has until April 18, 1998 to review this calculation and determine if it has an objection to this calculation.

                             DEL MONTE FOODS COMPANY

                               INDEX TO FORM 8-K/A

                                                                                    Page No.
                                                                                    --------
        (b)  Pro Forma Financial Information.

        The following unaudited pro forma information required pursuant to
        Article 11 of Regulation S-X is filed with this amendment to the Company's Form 8-K/A which was previously filed on March 19, 1998.

             Del Monte Foods Company

                Basis of Presentation                                                  14

                Pro Forma Consolidated Statement of Operations (unaudited)
                  for the year ended June 30, 1997                                     15

                Pro Forma Consolidated Statement of Operations (unaudited)
                  for the six months ended December 31, 1997                           16

                Notes to Pro Forma Consolidated Financial Statements (unaudited)       17

                    DEL MONTE FOODS COMPANY AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (IN MILLIONS)

                              BASIS OF PRESENTATION

        The following unaudited pro forma consolidated financial statements of Del Monte Foods Company (the "Unaudited Pro Forma Consolidated Financial Statements") give effect to (A) the acquisition by Del Monte Foods Company (the "Company") from Nestle USA, Inc. and Contadina Services, Inc. on December 19, 1997 of certain assets comprising Nestle's U.S. business of manufacturing and marketing certain canned tomato products for the retail, foodservice and industrial markets (the "Contadina Acquisition"); and (B) the recapitalization of the Company on April 18, 1997, through the merger of TPG Shield Acquisition Corporation with and into the Company, with the Company being the surviving corporation pursuant to an agreement and plan of merger (the "Recapitalization"); and (C) all financings related to the Contadina Acquisition and the Recapitalization. The unaudited pro forma adjustments are based on available information and certain assumptions that the Company believes are reasonable.

        The Unaudited Pro Forma Consolidated Financial Statements have been prepared as if the Contadina Acquisition, the Recapitalization and related financings had occurred as of July 1, 1996. The Contadina Acquisition was accounted for using the purchase method of accounting. The allocation of purchase price to the assets acquired and liabilities assumed has been made using estimated fair values that include values based on independent appraisals and management estimates. These estimates may be subject to adjustment to reflect actual amounts, primarily in the case of accrued liabilities. Any subsequent adjustments are expected to occur by the Company's 1998 fiscal year-end and are not expected to be material. Allocation of the $195 purchase price is as follows: inventory $95, prepaid expenses $5, property, plant and equipment $84, intangibles $16 and accrued liabilities $5. The Recapitalization was accounted for as a leveraged recapitalization transaction.

        The historical financial information for Contadina for the twelve-month period ended September 30, 1997 was derived from the audited and unaudited financial statements of Contadina. The Unaudited Pro Forma Statement of Operations for the six-month period ended December 31, 1997 reflects the historical revenues and expenses of Contadina from July 1, 1997 through December 18, 1997. The historical financial data obtained by the Company includes certain allocated expenses for functions and services provided by Nestle. Such allocated expenses are comprised of, without limitation, costs of utilizing outside storage facilities; all selling costs including, without limitation, direct sales force and brokerage expenses; costs for utilizing centralized distribution and storage facilities; costs associated with marketing services; general and administrative costs associated with support services such as, finance, legal, human resources and information services and interest.

        The Unaudited Pro Forma Consolidated Financial Statements do not purport to be indicative of what the Company's results of operations would actually have been had the Contadina Acquisition, Recapitalization and related financings been completed on the date indicated or to project the Company's results of operations for any future period. The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the accompanying notes and the historical consolidated financial statements of the Company (previously filed with the Securities and Exchange Commission) and the financial statements and notes of Contadina contained herein.

                    DEL MONTE FOODS COMPANY AND SUBSIDIARIES
           PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                            YEAR ENDED JUNE 30, 1997
                                  (IN MILLIONS)




                                                        HISTORICAL
                                               -----------------------------
                                                                  CONTADINA
                                                 DEL MONTE      TWELVE MONTHS                           PRO FORMA
                                               FOODS COMPANY        ENDED                             CONSOLIDATED
                                                 YEAR ENDED     SEPTEMBER 30,        PRO FORMA          YEAR ENDED
                                               JUNE 30, 1997      1997(a)(b)        ADJUSTMENTS       JUNE 30, 1997
                                               -------------    -------------       -----------       -------------
Net sales                                         $ 1,217           $   156                             $ 1,373
Cost of products sold                                 819               155           $   (21) (c)          953
                                                  -------           -------           -------           -------
      Gross profit                                    398                 1                21               420
Selling, advertising, administrative and
general expense                                       327                20                14 (d)           361
                                                  -------           -------           -------           -------

      OPERATING INCOME (LOSS)                          71               (19)                7                59

Interest expense                                       52                 6                35 (e)            93
Loss on sale of divested assets                         5                                                     5
Other (income) expense                                 30 (f)                                                30
                                                  -------           -------           -------           -------

      INCOME (LOSS) BEFORE INCOME TAXES
         AND EXTRAORDINARY ITEM                       (16)              (25)              (28)              (69)

Provision for income taxes
                                                  -------           -------           -------           -------

      INCOME (LOSS) BEFORE EXTRAORDINARY
         ITEM                                     $   (16)          $   (25)          $   (28)          $   (69)
                                                  =======           =======           =======           =======








             See Notes to Unaudited Pro Forma Consolidated Financial Statements.

                    DEL MONTE FOODS COMPANY AND SUBSIDIARIES
           PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                       SIX MONTHS ENDED DECEMBER 31, 1997
                                  (IN MILLIONS)




                                                                     HISTORICAL
                                                           -------------------------------
                                                             DEL MONTE                        PRO FORMA      PRO FORMA
                                                           FOODS COMPANY   CONTADINA(a)(b)   ADJUSTMENTS    CONSOLIDATED
                                                           -------------   ---------------   -----------    ------------
Net sales                                                       $ 620           $  92                           $ 712
Cost of products sold                                             414              91           $(18) (c)         487
                                                                -----           -----           -----           -----
      Gross profit                                                206               1              18             225
Selling, advertising, administrative and
general expense                                                   162              13              12 (d)         187
Acquisition expenses                                                7                                               7
                                                                -----           -----           -----           -----
      OPERATING INCOME (LOSS)                                      37             (12)              6              31

Interest expense                                                   36               3              10 (e)          49
Other income                                                       (1)                                             (1)
                                                                -----           -----           -----           -----

      INCOME (LOSS) BEFORE INCOME TAXES                             2             (15)             (4)            (17)

Provision for income taxes
                                                                -----           -----           -----           -----

      INCOME (LOSS)                                             $   2           $ (15)          $  (4)          $ (17)
                                                                =====           =====           =====           =====








             See Notes to Unaudited Pro Forma Consolidated Financial Statements.

                    DEL MONTE FOODS COMPANY AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (IN MILLIONS)


(a) Represents the historical revenue and expenses of Contadina. The historical financial information for Contadina for the twelve-month period ended September 30, 1997 was derived from the audited and unaudited financial statements of Contadina. Selling, advertising, administrative and general expense includes non-trade marketing expenses such as coupon redemptions and fixed marketing expenses. Certain other operating costs include allocations from Nestle comprising, without limitation, costs of utilizing outside storage facilities; all selling costs including, without limitation, direct sales force and brokerage expenses; costs for utilizing centralized distribution and storage facilities; costs associated with marketing services; general and administrative costs associated with support services such as, finance, legal, human resources and information services and interest.

(b) Represents the historical revenue and expenses of Contadina from October 1, 1996 through September 30, 1997 and July 1, 1997 through December 18, 1997 for the Unaudited Pro Forma Statements of Operations for the year ended June 30, 1997 and the six months ended December 31, 1997, respectively. As described in the "Basis of Presentation", pro forma statement of operations data for the 12-month period ending September 30, 1997 for Contadina has been derived using Contadina's results of operations for the nine-month periods ended September 30, 1996 and 1997 and the year ended December 31, 1996. Contadina's results of operations for the period from July 1, 1997 to September 30, 1997 are accordingly presented in both the pro forma statement of operations for the year ended June 30, 1997 and the pro forma statement of operations for the six months ended December 31, 1997. Net sales included in both periods amount to $37, and the net loss included in both periods is $8. There were no significant transactions or unusual events occurring during the three-month period ended September 30, 1997, nor were there any significant transactions or unusual events omitted by not including the period from July 1, 1996 to September 30, 1996.

(c)  Adjustment to cost of products sold reflects the following:

                                                                        SIX MONTHS
                                                          YEAR ENDED       ENDED
                                                           JUNE 30,    DECEMBER 31,
                                                             1997          1997
                                                          ----------   ------------
Reclassification of Contadina trade promotion
costs                                                        $(14)         $(13)
Elimination of royalties to Nestle for
trademark license                                              (5)           (3)
Reduction in depreciation expense arising from
fair value adjustment for property, plant and equipment
acquired                                                       (6)           (2)
Inventory step-up                                               4
                                                             ----          ----
                                                             $(21)         $(18)
                                                             ====          ====


Trade promotion costs for Contadina were reclassified from cost of products sold to selling, advertising, general and administrative expense to conform with Del Monte's classification of such costs.

                    DEL MONTE FOODS COMPANY AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                  (IN MILLIONS)

The expense represented by Contadina's historical charge to cost of products sold for royalties due to Nestle, S.A. has been replaced by amortization of trademark recorded as selling, advertising, general and administrative expense which treatment is more representative of the continuing costs associated with the use of the Contadina trademark.

(d) Adjustment to selling, advertising, general and administrative expense reflects the following:

                                                                         SIX MONTHS
                                                          YEAR ENDED       ENDED
                                                           JUNE 30,     DECEMBER 31,
                                                             1997          1997
                                                          ----------    ------------
Reclassification  of Contadina  trade  promotion             $ 14          $ 13
costs
Elimination of amortization of Nestle goodwill                 (1)           (1)
Amortization of intangibles acquired                            1
                                                             ----          ----
                                                             $ 14          $ 12
                                                             ====          ====


Selling, advertising, administrative and general expense for the year ended June 30, 1997 includes $25 of one-time charges incurred in connection with the Recapitalization primarily for management incentive payments and, in part, for severance payments.

(e) Represents adjustments necessary to reflect pro forma interest expense and amortization of deferred financing expense as shown below based upon pro forma debt levels and applicable interest rates. The table below presents pro forma interest expense noted with the respective interest rates and fees, and pro forma amortization of deferred financing costs:

                                              Year Ended                           Six Months Ended
                                            June 30, 1997                        December 31, 1997(3)
                                    --------------------------------------------------------------------------
                                    Interest  Principal     Interest        Interest   Principal     Interest
                                    Rate(1)   Balance(2)   Expense(3)        Rate(1)   Balance(2)   Expense(3)
                                    --------  ----------   ----------       --------   ----------   ----------
Revolver                              7.82%      $238         $ 18             7.83%      $259         $ 10
Term Loan A                           7.82        200           16             8.21        199            9
Term Loan B                           8.57        230           20             8.57        229           10
Senior Subordinated Notes            12.25        150           18            12.25        150            9
Senior Discount Notes                12.50        129           16            12.50        142            9
                                                              ----                                     ----
    Pro forma interest expense                                  88                                       47
Pro forma amortization of
    deferred financing costs                                     5                                        2
                                                              ----                                     ----
    Total pro forma interest expense                           $93                                      $49
                                                              ====                                     ====

----------------
(1) Average of month-end interest rates.
(2) Average of month-end principal balances.
(3) Represents product of average month-end interest rate and average month-end principal balance for the applicable period.

(f) For the year ended June 30, 1997, includes $22 of one-time expenses incurred in connection with the Recapitalization.

(c) Exhibits

10.1 Asset Purchase Agreement dated as of November 12, 1997, by and between the Company, Del Monte Corporation, Contadina Services, Inc. and Nestle. (Incorporated by reference to Exhibit 10.1 to report on Form 8-K filed January 5, 1998.)

23.1  Consent of KPMG Peat Marwick LLP, Independent Accountants

                                   SIGNATURES

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, HEREUNTO DULY AUTHORIZED.

DEL MONTE FOODS COMPANY




                                              Date:  July 2, 1998
By:   /s/  RICHARD G. WOLFORD
   ---------------------------------
           Richard G. Wolford
         Chief Executive Officer



By:   /s/  DAVID L. MEYERS                    Date: July 2, 1998
   ---------------------------------
             David L. Meyers
Executive Vice President, Administration
       and Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit
Number                              Description
-------                             -----------
10.1  Asset Purchase Agreement dated as of November 12, 1997, by and between the
      Company, Del Monte Corporation, Contadina Services, Inc. and Nestle.
      (Incorporated by reference to Exhibit 10.1 to report on Form 8-K filed
      January 5, 1998.)

23.1  Consent of KPMG Peat Marwick LLP, Independent Accountants